EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statements (Form S-3 Nos. 333-52471, 333-62309, 333-77543, 333-81481, 333-84487, 333-85673, 333-30938, 333-72798, 333-72800, 333-107538, 333-38773, 333-159364, 333-176209 and 333-180131) of SciClone Pharmaceuticals, Inc., and in the related prospectuses,

(2)	Registration Statement (Form S-8 No. 333-145281) pertaining to the 2005 Equity Incentive Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-8 No. 333-128482) pertaining to the 2005 Equity Incentive Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,
(4)	Registration Statement (Form S-8 No. 333-120008) pertaining to the 2004 Stock Option Plan and the 2004 Outside Directors Stock Option Plan of SciClone Pharmaceuticals, Inc.,
(5)	Registration Statement (Form S-8 No. 33-109256) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc.,
(6)

Registration Statement (Form S-8 No. 333-66832) pertaining to the 1991 Stock Plan, the 1992 Stock Plan, the 1996 Employee Stock Purchase Plan, the 1995 Equity Incentive Plan, and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,

(7)	Registration Statement (Form S-8 No. 333-98081) pertaining to the 1995 Equity Incentive Plan and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,
(8)	Registration Statement (Form S-8 No. 333-45820) pertaining to the 1995 Equity Incentive Plan and the 1995 Nonemployee Director Stock Option Plan of SciClone Pharmaceuticals, Inc.,
(9)	Registration Statement (Form S-8 No. 333-62059) pertaining to the 1995 Equity Incentive Plan of SciClone Pharmaceuticals, Inc.,
(10)	Registration Statement (Form S-8 No. 333-12169) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc.,
(11)	Registration Statement (Form S-8 No. 333-168668) pertaining to the 2005 Equity Incentive Plan and the Sciclone Pharmaceuticals Inc. Employee Stock Purchase Plan; and
(12)	Registration Statement (Form S-8 No. 333-183171) pertaining to the 2005 Equity Incentive Plan of our report dated April 1, 2013, with respect to the consolidated financial statements of SciClone Pharmaceuticals, Inc. for the year ended December 31, 2012,  included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Jose, California

March 11, 2015